Exhibit 11
                                                                     Page 1 of 1

                    THE BISYS GROUP, INC. AND SUBSIDIARIES

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In Thousands, Except Per Share Data)





                                                            Three Months Ended
                                                              September 30,
                                                            -------------------
Primary                                                      1996        1995
-------                                                    --------    --------

Net earnings attributable to common stock ..............   $  7,666    $  5,421
                                                           ========    ========
Weighted average number of common shares outstanding ...     24,846      23,211

Common shares issuable under stock option plans ........      3,283       2,544

Less shares assumed repurchased with proceeds ..........     (1,788)     (1,389)
                                                           --------    --------
Weighted average common and common equivalent shares
outstanding ............................................     26,341      24,366
                                                           ========    ========
Net earnings per common share ..........................   $   0.29    $   0.22
                                                           ========    ========



                                                            Three Months Ended
                                                               September 30,
                                                            -------------------
Fully Diluted                                                1996        1995
-------------                                              --------    --------

Net earnings attributable to common stock ..............   $  7,666    $  5,421
                                                           ========    ========

Weighted average number of common shares outstanding ...     24,846      23,211

Common shares issuable under stock option plans ........      3,283       2,544

Less shares assumed repurchased with proceeds ..........     (1,717)     (1,301)
                                                           --------    --------
Weighted average common and common equivalent shares
outstanding ............................................     26,412      24,454
                                                           ========    ========
Net earnings per common share ..........................   $   0.29    $   0.22
                                                           ========    ========













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